UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a Party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to § 240.14a-11(c) of § 240.14a-12.

THERMOENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: __________________

(2)	Aggregate number of securities to which transaction applies: __________________

(3)
Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________

(4)	Proposed maximum aggregate value of transaction: __________________

(5)	Total fee paid: __________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: __________
(2)	Form, Schedule or Registration Statement No.: __________
(3)	Filing Party: __________
(4)	Date Filed: __________

EXPLANATORY NOTE

We are filing this revised Schedule 14A to append, at the end of the filing, the correct form of proxy.

THERMOENERGY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of ThermoEnergy Corporation (“ThermoEnergy”), will be held Thursday, June 26, 2008 at 10:00 a.m., local time, at the Hyatt Regency Boston, One Avenue de Lafayette, Boston, MA, USA, for these purposes:

1.
To elect two directors to serve on ThermoEnergy’s Board of Directors, to serve a term of three years until the 2011 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To approve the 2008 Incentive Stock Plan;

3.	To ratify the appointment of Kemp & Company, ThermoEnergy’s independent registered public accounting firm, for the fiscal year ending December 31, 2008; and

4.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on May 21, 2008, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

A Proxy Card, ThermoEnergy’s Proxy Statement and its amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007, are enclosed with this Notice of Annual Meeting of Shareholders. ThermoEnergy’s Board of Directors recommends that you vote FOR election of the nominees for director named in the Proxy Statement, FOR approval of the 2008 Incentive Stock Plan, and FOR ratification of the appointment of Kemp & Company as independent public accountants for fiscal year 2008.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors,

/s/ Dennis C. Cossey
Dennis C. Cossey,
Chairman and Chief Executive Officer

May 23, 2008
Little Rock, Arkansas

TABLE OF CONTENTS

Questions and Answers about the Annual Meeting and Voting		1
Proposal I	Election of Directors	5
Proposal II	Approval of the 2008 Incentive Stock Plan	20
Proposal III	Ratification of Appoinment of Independent Registered Public Accounting Firm	27
Annex A	ThermoEnergy Corporation 2008 Incentive Stock Plan	A-1

- i -

THERMOENERGY CORPORATION

124 W. Capitol Avenue, Suite 880
Little Rock, Arkansas 72201
Telephone 501.376.6477
Facsimile 501.375.5249

May 23, 2008

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

A:
The Board of Directors of ThermoEnergy Corporation (“ThermoEnergy”) is soliciting your proxy to vote at the Annual Meeting of Shareholders because you were a shareholder of ThermoEnergy as of the close of business on May 21, 2008, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007, are being mailed to shareholders as of the record date beginning on or about May 23, 2008. The Proxy Statement summarizes the information you need to know to vote at the meeting. You do not need to attend the meeting to vote your shares.

What am I voting on?

A:
● Election of two directors: Andrew T. Melton and Alexander G. Fassbender, each of whom is an incumbent director, have been nominated to serve three-year terms until the 2011 Annual Meeting of Shareholders, or until their respective successors are elected or appointed.

● Approval of the ThermoEnergy Corporation 2008 Incentive Stock Plan, which was adopted by the Board of Directors on May 7, 2008.

● Ratification of the appointment of Kemp & Company, ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Board of Directors recommends a vote FOR election of the nominees to the Board of Directors, FOR approval of the 2008 Incentive Stock Plan, and FOR ratification of the appointment of Kemp & Company as ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

What is the voting requirement to elect the directors. What is the voting requirement to approve the 2008 Incentive Stock Plan and to ratify the appointment of Kemp & Company as independent public accountants?

A:
For the election of the directors, the nominees, must receive the affirmative vote of a plurality of the votes cast. The proposals to approve the 2008 Incentive Stock Plan and to ratify the appointment of Kemp & Company as independent public accountants requires the affirmative vote of a majority of the votes cast. The voting requirements given in this answer assume that a quorum is present.

How many votes do I have?

A:	You are entitled to one vote for each share of ThermoEnergy’s common stock or Series A convertible preferred stock that you hold. Shareholders do not have cumulative voting rights.

How do I vote?

A:	You may vote using any of the following methods:

(1)	Complete, sign and date the Proxy Card you receive and return it in the prepaid envelope; or

(2)	Attend the Annual Meeting of Shareholders to vote in person.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of the nominees for director, FOR approval of the 2008 Incentive Stock Plan, and FOR ratification of Kemp & Company as independent public accountants for 2008.

What can I do if I change my mind after I vote my shares?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting of Shareholders by:

(1)	Sending written notice of revocation to the Secretary of ThermoEnergy;

(2)	Submitting a new paper ballot, after the date of the revoked proxy; or

(3)	Attending the Annual Meeting of Shareholders and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

What constitutes a quorum?

A:
As of the record date, 43,769,857 shares of common stock and 5,260,002 shares of Series A Convertible Preferred Stock were outstanding. Except as otherwise required by law or the Certificate of Incorporation, the holders of the common stock and the holders of the Series A Convertible Preferred Stock vote together as a single class, with each share of common stock and each share of Series A Convertible Preferred Stock entitling the holder thereof to one vote. The holders of a majority of the outstanding shares (or 24,514,930 shares), present in person or represented by proxy, constitute a quorum for the purpose of adopting proposals at the meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. If you are present or represented by proxy at the meeting, you will count toward a quorum.

Who can attend the Annual Meeting of Shareholders?

A:	All shareholders as of the record date may attend the Annual Meeting of Shareholders.

Are there any shareholders that own more than 5% of ThermoEnergy’s outstanding common stock?

A:
As of May 21, 2008, Dennis C. Cossey, Alexander G. Fassbender, Martin A. Roenigk, the Estate of P.L. Montesi, Security Management, Quercus Trust, Robert Trump, The Focus Fund and Kevin Kimberlin each beneficially owned more than 5% of ThermoEnergy’s outstanding common stock.

When are the shareholder proposals due for the 2009 Annual Meeting of Shareholders?

A:
In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 31, 2008, to Dennis Cossey, Chairman and Chief Executive Officer, ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

If you notify us after March 1, 2009 of an intent to present a proposal at ThermoEnergy’s 2009 Annual Meeting of Shareholders, we will have the right to exercise discretionary voting authority with respect to your proposal, if presented at the meeting, without including information regarding it in our proxy materials.

What happens if the nominees for director are unable to serve as directors?

A:	If a nominee becomes unavailable for election, which we do not expect, votes will be cast for the substitute nominee or nominees who may be designated by the Board of Directors.

Who will be responsible for soliciting proxies?

A:
ThermoEnergy has neither hired nor paid for assistance in the distribution of proxy materials and solicitation of votes. Employees, officers and directors of ThermoEnergy may solicit proxies, but will not be separately compensated for such solicitation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock.

PROPOSAL I

ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the person named in the enclosed proxy card, or his substitute, will vote the proxy FOR the election of Andrew T. Melton and Alexander G. Fassbender to the Board of Directors.

The Board of Directors has set the number of directors constituting the Board of Directors at seven. Six members of the Board of Directors serve staggered three-year terms with two members standing for election each year. One member serves a five-year term. At the Annual Meeting of Shareholders, two directors are to be elected. Andrew T. Melton and Alexander G. Fassbender both currently serve on the Board of Directors and are being nominated for another three-year term, expiring in 2011.

Nominees

Andrew T. Melton, age 61, has served as a director of ThermoEnergy since September 1997, and has served as Executive Vice President and Chief Financial Officer since September 2005. Mr. Melton is a certified public accountant and received an MBA in finance and a Bachelor of Science degree in economics from Louisiana Tech University. From 1986 to 1994, Mr. Melton served as Executive Vice President, Chief Financial Officer and Treasurer of Worthen Banking Corporation, Little Rock, Arkansas. From 1995 to 1998, Mr. Melton was Vice President with Merrill Lynch Capital Markets in Little Rock, Arkansas. From January 1997 to January 1999, Mr. Melton served as Chief Executive Officer and the principal shareholder of Solomon Financial Inc., a company specializing in financing Canadian imports to the US. Mr. Melton most recently was President and principal shareholder of Solomon Equities, Inc., located in Irving, Texas that he started in January 1999. On August 26, 2004, Solomon Equities Inc., d/b/a Trail Dust Steak House of Denton and Grapevine filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of Texas, and during 2005 the bankruptcy was converted to a Chapter 7 liquidation and the company was dissolved. Mr. Melton is a Vietnam veteran and received an Honorable Discharge from the United States Marine Corps.

Alexander G. Fassbender, age 54, has served as a director of ThermoEnergy since June 2005 and has served as Executive Vice President and Chief Technology Officer since November 1998. Prior to joining the Company, Mr. Fassbender was Manager of Technology Commercialization at Battelle Memorial Institute (BMI) Pacific Northwest Laboratories. He had held various positions with BMI since 1976. Mr. Fassbender received his BS (Chemical Engineering) in 1976 from the University of California, Berkeley and his MBA in 1980 and his MS (Chemical Engineering) in 1988, both from the University of Washington, Seattle.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
ELECTION OF THE NOMINEES.

Directors Whose Terms Expire in 2009

Lowell E. Faulkenberry, age 56, has served as a director of ThermoEnergy since June 2006. Mr. Faulkenberry serves as chairman of the Audit Committee and as a member of the Compensation and Benefits Committee. Mr. Faulkenberry is a certified public accountant and received a BA in Accounting from the University of Texas at Arlington. Since 2007, Mr. Faulkenberry has served as Director of Finance with Flight Safety International. At Flight Safety International, Mr. Faulkenberry is responsible for the achievement of their financial objectives. Prior to his current position, Mr. Faulkenberry performed financial consulting services primarily for American Electric Power and its subsidiaries. From 1986 to 2000, Mr. Faulkenberry served as Senior Vice President and Director of Internal Audit/Risk Management for BOK Financial Corporation, a large multi-bank and multi-state bank holding company headquartered in Tulsa, Oklahoma. Prior to joining BOK, Mr. Faulkenberry was a senior auditor with KPMG Peat Marwick. Mr. Faulkenberry is a veteran who served with the U.S. Air Force during the Viet Nam conflict, and received an Honorable Discharge.

Dr. Paul A. Loeffler, age 60, has served as a director of ThermoEnergy since September 1997. Dr. Loeffler also serves as the Chairman of the Compensation and Benefits Committee, and as a member of the Audit Committee. Since 1985, Dr. Loeffler has been a professor of chemistry at Sam Houston State University, Huntsville, Texas, and has been with the University’s chemistry department of Sam Houston University since 1975. Dr. Loeffler received his Ph.D. and MA in inorganic chemistry from Rice University. Dr. Loeffler also serves as a member of the Board of Directors of the Texas Regional Institute for Environmental Studies in Huntsville, Texas, where he was associate director from 1992 until 2002.

Directors Whose Terms Expire in 2010

Dr. Louis J. Ortmann, DDS, age 70, has served as a director of ThermoEnergy since 1991. Dr. Ortmann also serves as a member of the Audit Committee and the Compensation and Benefits Committee. Dr. Ortmann is an associate dentist with Louis J. Ortmann Dental Clinic, Inc., in Festus, Missouri. Dr. Ortmann is a graduate of the University of St. Louis.

Martin A. Roenigk, age 65, has served as a director of ThermoEnergy since 2007. From 1995 to 2007, Mr. Roenigk served as the Chairman and CEO of CompuDyne Corporation. Mr. Roenigk and his wife own two National Register listed historic hotels in Eureka Springs, Arkansas, The Crescent Hotel & Spa and the Basin Park Hotel.

Director Whose Term Expires in 2011

Dennis C. Cossey, age 62, has served as Chairman of the Board of Directors since 1990. Mr. Cossey has been the Chief Executive Officer and a director of the Company since 1988. Prior to joining the Company, Mr. Cossey served in executive and sales positions at a number of companies, including IBM and Peter Kiewit and Sons Engineering. Mr. Cossey is a member of several industry professional groups including the American Society of Naval Engineers, the US Naval Institute, the Society of Naval Architects and Marine Engineers and the Association of Energy Engineers. Mr. Cossey has testified before congress on various environmental issues.

Committees of the Board of Directors

Compensation and Benefits Committee. The Compensation and Benefits Committee consists of Dr. Loeffler, as Chairman, Mr. Faulkenberry and Mr. Roenigk. This committee makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation. The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board of Directors or shareholder action is contemplated. The Company has commissioned a study of directors and executives compensation by a firm of independent experts to be presented to the Compensation and Benefits Committee. The Board has determined that all of the members of the Compensation and Benefits Committee are independent.

Audit Committee. The Audit Committee consists of Mr. Faulkenberry, as Chairman, Dr. Loeffler and Dr. Ortmann. This committee oversees the Company’s financial reporting process and internal controls. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter sets out the Audit Committee’s membership requirements and responsibilities. A copy of the Audit Committee charter was provided to shareholders as Annex A to the Company’s 2007 proxy statement. As part of its duties, the Audit Committee consults with management and the Company’s independent registered public accounting firm during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Audit Committee selects the Company’s registered public accounting firm, reviews the independent registered public accounting firm’s audit fees, discusses relationships with the auditor, and reviews and approves in advance non-audit services to ensure no compromise of independence. The Board has determined that all of the members of the Audit Committee are independent and that Mr. Faulkenberry is an audit committee financial expert (as defined in Item 407(d)(5)(ii) of Regulation S-B).

Nominating Committee. The Nominating Committee consists of Mr. Cossey, as Chairman, Dr. Loeffler and Mr. Roenigk. The Nominating Committee identifies the individuals to be nominated for election to the Board of Directors and selects those candidates to be presented for shareholder approval at the Annual Meeting of Shareholders. In considering candidates, the Nominating Committee seeks to assure that the Board of Directors will include persons with a variety of skills and experience, including at least one director with expertise in the areas of science and technology in which the Company operates and at least one director who qualifies as an audit committee financial expert. The Nominating Committee does not have a charter.

The Nominating Committee will consider director candidates recommended by the shareholders if a nominating shareholder complies with the following requirements. If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a candidate for election to the Board of Directors, the shareholder must submit in writing to the Nominating Committee the nominee’s name and a brief resume setting forth the nominee’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Chairman of the Nominating Committee at the following address: ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201, and must be received no later than December 31 in any year to be considered as a potential director nominee at the Annual Meeting of Shareholders for the following year. The Nominating Committee may request additional information if it determines a potential candidate may be an appropriate nominee.

Shareholder Communications

The Board of Directors does not have a formal policy for shareholder communications to the Board of Directors. The small size of the Board of Directors and the simple administrative structure of ThermoEnergy permits shareholders to have easy access to ThermoEnergy’s management and its directors for any communications, including those pertaining to director nominations as set forth above. Shareholder inquiries, suggestions and other communications may be directed to ThermoEnergy’s Chairman and Chief Executive Officer at ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

Code of Ethics

A copy of the Company’s Code of Business Conduct and Ethics, including additional provisions which apply to the chief executive officer and senior financial officers, may be obtained free of charge by making a written request to Investor Relations, ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

Board Determination of Independence

The Company’s securities are not listed on a national securities exchange or on an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. In determining which directors and which members of committees are “independent,” the Board of Directors has applied the definition of independence set forth in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and has determined that each of Mr. Faulkenberry, Dr. Loeffler, Dr. Ortmann and Mr. Roenigk does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that, consequently, each of these directors is an “independent director.”

Attendance at the Annual Meeting and at Board and Committee Meetings

Although the Company does not have a requirement that all members of the Board of Directors attend the Annual Meeting of Shareholders, such attendance is strongly encouraged. All of the directors then in office attended the 2007 Annual Meeting of Shareholders and the Company anticipates that all of the current directors will be present for the 2008 Annual Meeting of Shareholders. During the fiscal year ended December 31, 2007, the Board of Directors held three meetings and every director attended at least 75% of those meetings. During 2007, the Audit Committee held three meetings and the Compensation and Benefits Committee held one meeting, and all members of those committees attended at least 75% of the meetings of their respective committees. The Nominating Committee was not established until late 2007, and did not hold any meetings during the fiscal year ended December 31, 2007.

Compensation of the Board

Directors do not receive cash compensation for serving on the Board or its committees. Non-employee directors are awarded annual grants of non-qualified stock options. All directors are reimbursed for their reasonable expenses incurred in attending all board meetings. We maintain directors and officers liability insurance.

The following table shows compensation for the fiscal year ended December 31, 2007 to our directors who are not also named executive officers:

Director Compensation (1)

	Fees Earned or	Option Awards
Name	Paid in Cash ($)	($) (2)		Total ($)
Lowell E. Faulkenberry (3)	none	$39,460	(3)	$39,460
Paul A. Loeffler PhD (4)	none	$29,420	(4)	$29,420
Louis J. Ortmann DDS (5)	none	$29,420	(5)	$29,420
Martin A. Roenigk (6)	none	$29,420	(6)	$29,420

(1)
Certain columnar information required by Item 402(f)(2) of Regulation S-B has been omitted for categories where there was no compensation awarded to, or paid to, the named directors during the fiscal year ended December 31, 2007.

(2)
The reported amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R, and may include amounts from awards granted both in and prior to the fiscal year ended December 31, 2007. As required, the amounts shown exclude the impact of any forfeiture related to service-based vesting conditions. The actual amount realized by the director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

(3)
An option to purchase 40,000 shares at an exercise price of $0.43 per share was granted to Mr. Faulkenberry on March 21, 2007. This option has a termination date of March 22, 2012. An option to purchase 50,000 shares at an exercise price of $1.25 per share was granted to Mr. Faulkenberry on June 14, 2007. This option has a termination date of June 15, 2010. At December 31, 2007, Mr. Faulkenberry held options for the purchase of an aggregate of 90,000 shares, all of which were exercisable.

(4)
An option to purchase 50,000 shares at an exercise price of $1.25 per share was granted to Dr. Loeffler on June 14, 2007. This option has a termination date of June 15, 2010. At December 31, 2007, Dr. Loeffler held options for the purchase of an aggregate of 111,900 shares, all of which were exercisable.

(5)
An option to purchase 50,000 shares at an exercise price of $1.25 per share was granted to Dr. Ortmann on June 14, 2007. This option has a termination date of June 15, 2010. At December 31, 2007, Dr. Ortmann held options for the purchase of an aggregate of 111,900 shares, all of which were exercisable.

(6)
An option to purchase 50,000 shares at an exercise price of $1.25 per share was granted to Mr. Roenigk on June 14, 2007. This option has a termination date of June 15, 2010. At December 31, 2007, Mr. Roenigk held options for the purchase of an aggregate of 50,000 shares, all of which were exercisable.

Security Ownership by Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth certain information as of April 29, 2008 with respect to beneficial ownership of our common stock by each shareholder known by the Company to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by all of the directors, nominees for election as director, and executive officers as a group.

Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)

Directors, Nominees and Officers

Dennis C. Cossey	3,428,549	(4)	7.5%

Alexander G. Fassbender	2,247,712	(5)	5.0%

Lowell E. Faulkenberry	95,000	(6)	*

Shawn R. Hughes	702,500	(7)	1.6%

Paul A. Loeffler	116,900	(8)	*

Andrew T. Melton	792,500	(9)	1.8%

Louis J. Ortmann	584,241	(10)	1.3%

Martin A. Roenigk	4,669,589	(11)	9.7%

All executive officers, directors and nominees as a group (8 persons)	12,574,481	(12)	23.7%

5% Beneficial Owners

Quercus Trust 1835 Newport Blvd. A109-PMC 467 Costa Mesa, CA 92627	35,333,335	(13)	44.9%

Security Management Security Benefit Place Topeka, Kansas 66636	7,250,000	(14)	14.3%

Robert Trump 167 E. 61st Street New York, NY 10021	10,184,560	(15)	21.3%

Estate of P.L. Montesi	2,976,150	(16)	6.6%
The Focus Fund PO Box 389 Ponte Vedra, FL 32004	3,298,095	(17)	7.5%

Kevin Kimberlin c/o Spencer Trask Ventures 535 Madison Avenue New York, NY 10022	7,599,318	(18)	16.1%

* Less than 1%

(1) Except as otherwise indicated in the beneficial ownership table, the address for each person listed is: c/o ThermoEnergy Corporation, 124 West Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

(2) Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of common stock underlying options to purchase shares of common stock and securities convertible into shares of common stock, which are exercisable or convertible on, or become exercisable or convertible within 60 days after, April 29, 2008 are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of common stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(3) Based on 43,384,859 shares of common stock issued and outstanding on April 29, 2008, plus, with respect to each individual or entity (but not with respect to other individuals or entities), the number of shares of common stock underlying options to purchase shares of common stock and securities convertible into shares of common stock, held by such individual or entity which are exercisable or convertible on, or become exercisable or convertible within 60 days after, April 29, 2008.

(4) Includes 1,391,049 shares owned directly by Mr. Cossey or jointly with the estate of P.L. Montesi. Also includes 2,035,000 shares issuable upon the exercise of options.

(5) Includes 677,712 shares owned directly by Mr. Fassbender. Also includes 1,565,000 shares issuable upon the exercise of options.

(6) Includes 5,000 shares owned directly by Mr. Faulkenberry. Also includes 90,000 shares issuable upon the exercise of options.

(7) Includes 102,500 shares owned directly by Mr. Hughes. Also includes 600,000 shares issuable upon the exercise of options.

(8) Includes 5,000 shares owned directly by Dr. Loeffler. Also includes 111,900 shares issuable upon the exercise of options.

(9) Includes 95,500 shares owned directly by Mr. Melton. Also includes 697,500 shares issuable upon the exercise of options.

(10) Includes 472,431 shares owned directly by Dr. Ortmann and his wife and beneficially through the Dr. Louis J. Ortmann Dental Clinic, Inc., Profit Sharing Plan. Also includes 111,900 shares issuable upon the exercise of options.

(11) Includes 119,589 shares owned directly by Mr. Roenigk, 4,500,000 shares issuable upon the exercise of warrants and conversion of convertible debt held by Mr. Roenigk, and 50,000 shares issuable upon exercise of options.

(12) Includes 5,131,300 shares issuable upon the exercise of options, and 4,500,000 shares issuable upon exercise of warrants and conversion of convertible debt.

(13) This beneficial ownership information is based on information contained in a Schedule 13D dated December 17, 2007 and filed with the U.S. Securities and Exchange Commission on December 18, 2007. Includes 6,666,667 shares owned directly by Quercus Trust and 10,000,000 shares issuable upon exercise of a warrant held by Quercus Trust. Also includes 9,333,334 shares which Quercus Trust has the right to purchase and 9,333,334 shares issuable upon excercise of a warrant that will be issued to Quercus Trust when such shares are purchased.

(14) This beneficial ownership information is based on information contained in a Schedule 13G dated July 14, 2005 and filed with the U.S. Securities and Exchange Commission on August 5, 2005. Includes 5,000,000 shares of common stock issuable upon conversion of shares of Series A convertible preferred stock owned directly by Security Management. Also includes 2,250,000 shares of common stock issuable upon the exercise of warrants.

(15) This beneficial ownership information is based, in part, on information contained in a Schedule 13D/A dated December 1, 2004 and filed with the U.S. Securities and Exchange Commission on December 2, 2004. Includes 5,823,456 shares of common stock owned directly by Mr. Trump and 4,361,104 shares issuable upon the exercise of warrants.

(16) Includes 1,251,150 shares of common stock owned directly by the estate of Mr. Montesi, by various members of Mr. Montesi’s family or jointly with ThermoEnergy’s Chief Executive Officer, Dennis Cossey. Also includes 1,725,000 shares of common stock issuable upon the exercise of options.

(17) Includes 2,798,095 shares of common stock owned directly by the Focus Fund and 500,000 shares issuable upon exercise of warrants held by the Focus Fund.

(18) Includes 3,699,637 shares of common stock owned directly by Spencer Trask, 3,899,681 shares issuable upon conversion of convertible debt owned by Spencer Trask.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based on information supplied to the Company and filings made with the SEC, during the fiscal year ended December 31, 2007, the following Section 16(a) filings were not made in a timely manner by a director or officer or a beneficial owner of 10% or more of our common stock:

(i) On February 14, 2007, Dennis C. Cossey, the Company’s Chairman and CEO, purchased shares of common stock in an open market transaction. He was five days late in filing a Form 4 to report this acquisition.

(ii) On June 14, 2007, stock options were granted to each of the Company’s non-employee directors. Neither Paul A. Loeffler nor Louis J. Ortmann filed Form 4 to report the receipt of these options.

(iii) On July 2, 2007, Kevin Kimberlin, through his beneficial ownership of the Spencer Trask funds, became a 10% beneficial owner of the Company’s Common Stock. He did not file a Form 3 with respect to this acquisition until March 27, 2008.

(iv) On December 18, 2007 Quercus Trust became a 10% beneficial owner of the Company’s common stock. The Trust was one day late in filing a Form 3 with respect to this acquisition.

Executive Compensation

Summary Compensation Table

The table set forth below summarizes the compensation earned by our named executive officers in 2007 and 2006.

Name and Principal Position	Year	Salary		Bonus	Option Awards (a)	All Other Compensation (b)	Securities Underlying Options (#)	Total

Dennis C. Cossey Chairman of the Board, President and Chief Executive Officer	2007 2006	$ $	250,000 250,000	$194,375 (c) $60,000	$176,667 $82,110	$28,000 $28,000	350,000 150,000	$ $	649,042 420,110

Andrew T. Melton Executive Vice President, Treasurer and Chief Financial Officer	2007 2006	$ $	200,000 200,000	$194,375 (c) $50,000	$176,667 $82,110	$35,500 $39,260	350,000 150,000	$ $	571,042 371,370

Alexander G. Fassbender Executive Vice President and Chief Technology Officer	2007 2006	$ $	281,400 281,400	$194,375 (c) $55,000	$176,667 $82,100	$33,000 $9,000	350,000 150,000	$ $	652,442 427,510

Shawn R. Hughes (d) President and Chief Operating Officer	2007		$137,500	$131,875 (e)	$245,760	$6,000	600,000		$521,135

Jeffrey L. Powell (d) President and CEO CASTion Corporation	2007		$186,250	$320,000	$108,833	$0	300,000		$615,083

(a)
The amounts in the column “Options Award” reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R, for option awards granted pursuant to grants made by the Board of Directors. Assumptions used in the calculation of these amounts are included in Note 9 and Note 10 to the Company’s consolidated financial statements for the year ended December 31, 2007.

(b)
The amounts in the column “All Other Compensation” reflect the following items: automobile expense, medical and insurance reimbursement, temporary living expense and moving relocation expense reimbursement.

(c)	Includes a cash bonus of $125,000. Also includes a grant of 62,500 shares of common stock valued at $69,375.

(d)
In the fiscal year ended December 31, 2006, the Company had only three named executive officers. Messrs. Hughes and Powell were appointed in 2007 and the information with respect to their compensation during the year ended December 31, 2007 reflects partial-year information.

(e)	Includes a cash bonus of $62,500. Also includes a grant of 62,500 shares of common stock valued at $69,375.

Certain columnar information required by Item 402(a)(2) of Regulation S-B has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during 2007.

Outstanding Equity Awards at December 31, 2007

The following table summarizes information concerning outstanding equity awards held by the named executive officers at December 31, 2007. No named executive officer exercised options in the fiscal year ended December 31, 2007.

	Stock Option Awards
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexerciable	Price ($)	Date

Dennis C. Cossey	165,000	none	$2.00	12/31/2008
	275,000	none	$1.82	12/31/2008
	165,000	none	$6.36	12/31/2008
	82,500	none	$1.91	12/31/2008
	110,000	none	$2.25	12/31/2008
	250,000	none	$1.22	06/10/2010
	560,000	none	$1.29	09/15/2010
	150,000	none	$0.94	01/20/2011
	350,000	none	$1.11	01/02/2011

Andrew T. Melton	5,500	none	$2.25	12/31/2008
	2,000	none	$3.60	12/31/2008
	150,000	none	$1.22	06/10/2010
	40,000	none	$0.90	09/15/2010
	150,000	none	$0.94	01/20/2011
	350,000	none	$1.11	01/02/2011

Alexander G. Fassbender	110,000	none	$1.82	12/31/2008
	110,000	none	$6.36	12/31/2008
	82,500	none	$1.91	12/31/2008
	110,000	none	$2.25	12/31/2008
	250,000	none	$1.22	06/10/2010
	440,000	none	$1.29	09/15/2010
	150,000	none	$0.94	01/20/2011
	350,000	none	$1.11	01/02/2011

Shawn R. Hughes	600,000	none	$0.90	12/15/2010

Jeffrey L. Powell	300,000	none	$0.50	07/02/2013

Equity Compensation Plan Information

The following table sets forth the securities that are authorized for issuance under the equity compensation plans of ThermoEnergy as of December 31, 2007:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation plans approved by security holders

1997 Stock Option Plan	55,100	$2.10	0

Equity Compensation plans not approved by security holders

Stock options	7,626,900	$1.69	0

Total	7,682,000	$1.69	0

Employment Contracts and Agreements

The Company has written employment agreements with each of its senior executives. The material terms of the employment agreements with Dennis C. Cossey, the Chairman and Chief Executive Officer, Shawn R. Hughes, the President and Chief Operating Officer, and Andrew T. Melton, the Executive Vice President and Chief Financial Officer, are substantially similar and are described below.

The employment agreements with Messrs. Cossey, Hughes and Melton provide for a contract term of five years (extended, each month for an additional month), with a beginning base compensation of $200,000 (in 2005) for Mr. Cossey, $275,000 (in 2007) for Mr. Hughes and $200,000 (in 2005) for Mr. Melton and minimum annual 15% increases in compensation of 15% capped at $1,500,000, after which annual increases will be determined on the basis of changes in the consumer price index.  Messrs. Cossey and Melton waived the right to receive the automatic annual increase in base salary scheduled for 2007. The employment agreements also provide that each officer will be eligible for discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee. The employment agreements also entitle each officer to periodic performance-based compensation if certain unusual, but significant, events occur, including but not limited to the acquisition of new technology, the execution of new contracts in excess of 20% of existing revenues and other events as determined by the Compensation and Benefits Committee. In addition, the employment agreements provide that, upon the occurrence of a change in control of the Company, each officer will be entitled to receive a lump sum payment of five years’ base compensation from the date of such change of control, as well as an immediate vesting of all unvested stock options and/or restricted stock grants. The employment agreements also contain certain restrictive covenants protecting trade secrets and prohibiting each officer from competing with the Company or soliciting Company customers or employees for a period of one year after the termination of his employment.

The employment agreement with Alexander G. Fassbender, the Executive Vice President and Chief Technology Officer, provides for a continuous three-year term (subject to the Company’s right to terminate the annual extensions upon 60 days’ written notice), with a beginning base compensation of $135,000 (in 1998) with 15% annual increases, capped at $250,000, after which annual increases will be determined on the basis of changes in the consumer price index. Mr. Fassbender waived the right to recieve the automatic annual increase in base salary scheduled for 2007. Mr. Fassbender is also eligible for discretionary incentive compensation of up to 50% of his base salary, as determined by the Compensation and Benefits Committee. Upon the occurrence of a change in control of the Company, Mr. Fassbender shall be entitled to a lump sum payment equal to 2.99 years’ base compensation in effect on the date of such change of control. The employment agreement also contains certain restrictive covenants protecting trade secrets and prohibiting Mr. Fassbender from competing with the Company or soliciting Company customers or employees for a period of one year after the termination of his employment.

The employment agreement with Jeffrey L. Powell, the Executive Vice President and President of CASTion, has a term of three years, with a beginning base compensation of $200,000. The employment agreement also provides that Mr. Powell will be eligible for discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee, and entitles him to receive periodic performance-based compensation if certain unusual, but significant, events occur, including but not limited to the acquisition of new technology, the execution of new contracts in excess of 20% of existing revenues and other events as determined by the Compensation and Benefits Committee. In addition, the employment agreement provides that, upon the occurrence of a change in control of the Company, Mr. Powell will be entitled to receive a lump sum payment equal to three years’ base compensation on the date of such change of control, as well as immediate vesting of all unvested stock options and/or restricted stock grants. The employment agreement also contains certain restrictive covenants protecting trade secrets and prohibiting Mr. Powell from competing with the Company or soliciting Company customers or employees for a period of one year after the termination of his employment. Mr. Powell resigned as of January 31, 2008.

ThermoEnergy is the sole beneficiary of $1,500,000 key man life insurance policies on the lives of Messrs. Melton and Fassbender.

Certain Relationships and Related Transactions

In October 2003, we entered into a license agreement with Alexander G. Fassbender, the Executive Vice President for Technology, as the inventor of certain patents and patent applications. This agreement formalized the arrangements under which ThermoEnergy and Mr. Fassbender had been operating for a number of years. Under this license agreement, Mr. Fassbender granted to us an exclusive license in the patents and patent applications for ThermoFuel and Enhanced Biogas Production in the United States and the foreign countries in which applications were pending. We are required to pay to Mr. Fassbender a royalty of 1% of net sales after the cumulative sales of all licensed products exceed $20,000,000. In December 2007, Mr. Fassbender waived certain termination rights under the license agreement, agreed that we can assign or transfer the license without his consent in connection with a merger or a sale of all or a portion of our business and assets, and agreed that he would not transfer his interest in the license agreement without our consent.

During 2000, the Board of Directors approved the formation of ThermoEnergy Power Systems, LLC, a Delaware limited liability company (“ThermoEnergy Power Systems”) for the purpose of transferring ThermoEnergy’s rights and interests in the TIPS technology. The organizational documents for ThermoEnergy Power Systems indicate that ThermoEnergy will have an 85% ownership interest and Alexander G. Fassbender, as the inventor of the technology, will have a 15% ownership interest. As of December 31, 2007, ThermoEnergy Power Systems had not been capitalized by the Company.

The Board of Directors have adopted a policy whereby all future transactions between us and any of our affiliates, officers, directors, principal shareholders and any affiliates of the foregoing must be approved in advance by the disinterested members of the Board of Directors based on a determination that the terms of such transactions are no less favorable to us than would prevail in arm’s-length transactions with independent third parties.

Audit Committee Report

During 2007, the Audit Committee of the Board of Directors was comprised of the following three independent directors: Lowell E. Faulkenberry, Chairman, Dr. Louis J. Ortmann and Dr. Paul A. Loeffler. The Audit Committee serves at the pleasure of the Board of Directors. It held four meetings during fiscal year 2007, and its report for the year 2007 follows:

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including internal control systems. Kemp & Company, the Company’s independent public accountants, is responsible for expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Committee is comprised of three directors: Lowell Faulkenberry, who serves as Chairman, Dr. Paul Loeffler and Dr. Louis Ortmann. The Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Committee met four times during 2007.

The Committee has discussed and reviewed with the independent public accountants all matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has met with representatives of Kemp & Company, with and without management present, to discuss the overall scope of their firm’s audit, the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee has reviewed and discussed the audited financial statements with management.

The Committee has received assurances from Kemp & Company that they are independent accountants with respect to the Company and its management. The Committee has determined that the non-accounting services performed by Kemp & Company during 2007 were compatible with maintaining that firm’s independence. Kemp & Company has provided the Committee with the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

As of December 31, 2007, three material weaknesses in the Company's internal control over financial reporting were identified. The material weaknesses were disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. The December 31, 2007 financial statements have been restated to reflect items of executive compensation for 2007 which were not reflected in the Company’s financial statements for the year ended December 31, 2007 as included in the Annual Report on Form 10-KSB as originally filed.

Management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2007. Specifically, management has determined that internal controls as of December 31, 2007 were deficient in that (i) management had not adequately allocated resources to ensure that necessary internal controls were implemented and followed throughout the Company, (ii) the period-end reporting process did not provide sufficiently timely financial statements and required disclosures for review by the Committee; and (iii) contract administration and accounting procedures were deficient. Management has discussed its conclusions regarding the inadequacy of internal controls with the Committee and with representatives of Kemp & Company and has assured the Committee that it will take corrective measures during the quarter ending June 30, 2008. The Committee intends to monitor the development and implementation of these corrective actions closely.

Audit Committee

Lowell E. Faulkenberry, Chairman
Dr. Louis J. Ortmann
Dr. Paul Loeffler

PROPOSAL II

APPROVAL OF THE 2008 INCENTIVE STOCK PLAN

The 1997 Stock Option Plan expired on December 31, 2007, and the Company is no longer able to grant options or other stock awards to our employees, directors and consultants under that plan. The Company believes that equity-based incentives play a pivotal role in its efforts to attract and retain the key personnel essential to its long-term growth and financial success. Accordingly, the ThermoEnergy Corporation 2008 Incentive Stock Plan (the “2008 Plan”) was adopted by the Board on May 7, 2008. The 2008 Plan will provide flexibility to the Company in designing equity-based compensation arrangements for its officers and employees and will also enhance the automatic grant program for the non-employee Board members pursuant to which they will receive equity-based awards at periodic intervals in accordance with the express guidelines set forth in the 2008 Plan.

The following is a brief summary of the 2008 Plan, a copy of which is attached hereto as Appendix A. The following summary is qualified in its entirety by reference to the 2008 Plan.

Types of Awards

The 2008 Plan provides for the grant of non-statutory stock options, restricted stock, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and other stock-based awards.

Incentive Stock Options and Non-Statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The Board of Directors may not cancel any outstanding options and grant in substitution new options under the 2008 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock awards granted under the 2008 Plan may vest based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Performance criteria for each restricted stock award are intended to qualify for purposes of Section 162(m) of the Code and will be based on one or more of the performance measures specified in Article 10 of the 2008 Plan.

Stock Appreciation Rights. A stock appreciation right (a “SAR”) is an award entitling the holder to exercise to receive, at the election of the Board of Directors, an amount in cash or common stock, or combination thereof determined in whole or in part by reference to the appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards. Under the 2008 Plan, the Board of Directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

Employees, officers, directors, consultants, advisors and other service providers of the Company (“Participants”) are eligible to be granted awards under the 2008 Plan. The maximum number of shares for stock options, restricted stock, and SAR awards to any one participant under the 2008 Plan is 500,000 shares per calendar year. The maximum aggregate grant with respect to awards of Performance Shares made in any one calendar year to any one participant shall be equal to the fair market value (measured on the date of grant) of 500,000 shares. The maximum aggregate amount awarded with respect to Performance Units in such circumstances may not exceed $250,000.

Stock Available for Awards

Subject to adjustment in connection with stock splits, reverse splits and the like as provided in the 2008 Plan, the number of shares of our common stock reserved for issuance to Participants under the 2008 Plan shall is 10,000,000. Any shares covered by an award (or portion of an award)granted under the 2008 Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2008 Plan.

Awards to Non-Employee Directors

Although the granting of awards under the 2008 Plan is generally at the discretion of the Compensation Committee of the Board of Directors, the 2008 Plan provides for automatic grants of stock options to the members of the Board of Directors who are not employees of the Company. Each non-employee Director who is elected or appointed to the Board for the first time shall automatically be granted a Nonqualified Stock Option to purchase 30,000 shares of common stock. Thereafter, at each subsequent annual meeting of stockholders, each non-employee Director who is re-elected to the Board of Directors or continues to serve a term that has not expired will receive an Option grant to purchase an additional 30,000 shares. All Options granted to non-employee Directors shall vest and become fully exercisable on the date of the first annual meeting of stockholders occurring after the end of the fiscal year of the Company during which such Option was granted and shall have a term of ten years.

Administration

The 2008 Plan is administered by the Compensation and Benefits Committee of the Board of Directors. The Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret its provisions. To the extent permitted by law, the Committee may delegate authority under the 2008 Plan to one or more officers, except that no officer will be authorized to grant awards to himself or herself.

Subject to any applicable delegation by the Committee and any applicable limitations contained in the 2008 Plan, the Committee selects the recipients of awards and determines:

(i)	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

(ii)	the exercise price of options, which may not be less than 100% of the fair market value of the common stock;

(iii)	the duration of the options, which may not exceed 10 years;

(iv)	the terms of the stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable; and

(v)
the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

Termination or Amendment

No award may be made under the 2008 Plan after the completion of ten years from the date on which the plan is approved by the Company’s stockholders, but awards previously granted may extend beyond that date. The Board of Directors may at any time, suspend or terminate the 2008 Plan, except that no award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without approval of our stockholders, no amendment may:

(i)	increase the number of authorized shares under the 2008 Plan;

(ii)	change the designation of the class of participation eligible to receive Incentive Stock Options under the 2008 Plan; or

(iii)
make any other changes which require stockholder approval requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which shares of the Company’s common stock are traded.

No award may be made that is conditioned on the approval of the Company’s stockholders of any amendment to the 2008 Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2008 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options - A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or any 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and one year after the option was exercised, then all the profit will be long-term capital gain. If the participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying event and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. The capital loss will be long term if the participant held the stock for more than one year and otherwise will be short term.

Non-statutory Stock Options - A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year or otherwise will be short-term.

Restricted Stock - A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Stock Appreciation Rights and Other Stock-Based Awards - The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the 2008 Plan will vary depending on the specific terms of any such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Outstanding Stock Awards. No option grants, awards of restricted stock or other stock-based awards have been made under the 2008 Plan. Except for the automatic grants of options to non-employee directors, the granting of future awards under the 2008 Plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Each non-employee director will receive an option for 30,000 shares upon his or her election to the Board of Directors and additional grants of options for 30,000 shares at each annual meeting thereafer. We currently have four non-employee directors: Lowell E. Faulkenberry, Paul A. Loeffler, Louis J. Ortmann and Martin A. Roenigk.

General Provisions

Change in Control. In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a) elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b) elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his or her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(c) permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d) amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e) implement any combination of the foregoing.

A change in control shall be deemed to have occurred under any one or more of the following conditions:

(i) if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

(ii) if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

(iii) if any Person becomes, after the date the 2008 Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

(iv) if the dissolution or liquidation of the Company is approved by its stockholders; or

(v) if the members of the Board as of the date the 2008 Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

Changes in Capitalization. In the event any change is made to the outstanding shares of the Company’s common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2008 Plan; (ii) the maximum number and/or class of securities for which any one person may be granted stock options, restricted stock and restricted stock units under the 2008 Plan per year, (iii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program for the non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2008 Plan and (v) the number and/or class of securities subject to each outstanding restricted stock or restricted stock award under the 2008 Plan and the issue price (if any) payable per share. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2008 Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of the Company’s common stock on any relevant date under the 2008 Plan will be determined as follows:

(i)	if the shares are listed on a national exchange, then the closing price of the share of such stock exchange on such date will be determinative of fair market value, or

(ii)
if the shares are not at the time listed on a national exchange, then the last reported sales price for the share in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board, the National Quotation Bureau Incorporated or any similar organization or agency reporting prices in the over-the-counter market will determine the fair market value.

Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.

An individual whose shares of restricted stock are awarded under the Plan will have certain stockholder rights with respect to those unvested shares. Accordingly, the participant will have the right to vote such shares and to receive regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting.

Amendment and Termination. The Board may modify the Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange (or trading system) on which the Company’s common stock is at the time primarily traded. Unless sooner terminated by the Board, the 2008 Plan will terminate on the earliest of: (i) December 31, 2018, (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options and awards in connection with certain changes in control or ownership.

Deductibility of Executive Compensation. Any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted under the 2008 Plan should qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to options granted under the 2008 Plan should be deductible by the Company without limitation under section 162(m). However, any compensation deemed paid by the Company in connection with certain option grants made under the Plan prior to the 2008 Plan will not qualify as performance-based compensation and will be subject to the $1 million limitation. In addition, the compensation attributable to the restricted stock awards or restricted stock units will also be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above.

Accounting Treatment. Stock options granted to the Company’s employees and non-employee board members, whether vesting is tied to service requirements or performance milestones, are valued as of the grant date under an appropriate valuation formula, and that value is charged as a direct compensation expense against the Company’s reported earnings over the designated vesting period of the award in accordance with Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 123R. Option grants made to non-employee consultants under the Plan also result in a direct charge to the Company’s reported earnings based upon the fair value of the underlying option shares. Such charge will accordingly include the appreciation of the fair value of the option over the period between the grant date of the option and the vesting date of each installment of that option for non-employee consultant awards. For shares issuable upon the vesting of restricted stock awards, the Company recognizes compensation cost equal to the excess of the fair market value of the shares on the date of the award over the cash consideration (if any) paid for such shares. The accounting treatment for restricted stock awards is applicable whether vesting is tied to service periods or performance goals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE 2008 PLAN.

PROPOSAL III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has, subject to ratification by the shareholders at the 2008 Annual Meeting, appointed Kemp & Company to serve as ThermoEnergy’s independent public accountants for fiscal year 2008.

Kemp & Company served in this capacity for fiscal year 2007, and has reported on ThermoEnergy’s financial statements for the year ended December 31, 2007.

A representative of Kemp & Company is expected to be present at the Annual Meeting of Shareholders. The representative will have the opportunity to make a statement at the meeting if he desires to do so and is expected to be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountants

The Audit Committee reviews and approves in advance any audit and permitted non-audit services to be provided by ThermoEnergy’s independent public accountants. The Audit Committee has the sole authority to make these approvals.

The following describes the current policies and procedures of the Audit Committee with respect to pre-approval of audit and permissible non-audit services:

Audit Services. All audit services must be pre-approved by the Audit Committee. The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also grant pre-approval for other audit services, which are those services that only the independent public accountant reasonably can provide.

Non-Audit Services. The Audit Committee's policy is to pre-approve all permissible non-audit services provided by the independent public accountants. These services may include audit-related services, tax services and other services. The independent public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Fees billed to the Company by Kemp & Company, our independent public accountants for fiscal years 2007 and 2006, all of which were approved by the Audit Committee, were comprised of the following:

Audit Fees. Kemp & Company’s fee for its audit of the Company’s annual financial statements, its review of the financial statements included in the Company’s quarterly reports on Form 10−QSB, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2007 and 2006 were $80,000 and $62,000, respectively.

Audit Related Fees. No fees were billed to the Company for audit related services in 2006 or 2007.

Tax Fees. Kemp & Company’s fees for tax services provided to the Company, including tax compliance, tax advice and planning, totaled $500 in 2006 and $1,000 in 2007.

All Other Fees. No other fees were billed to the Company by Kemp & Company in 2006 or 2007 for “other services.”

In accordance with the Audit Committee’s pre-approval policy, all audit services performed by Kemp & Company, the Company’s independent public accountants, during 2007 and 2006 were approved at the time such firm was engaged to serve as the Company’s independent public accounts for such fiscal years. The Audit Committee reviewed and approved, as consistent with the Company’s policies and procedures, the tax services performed for the Company in 2007 and 2007 by Kemp & Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KEMP & COMPANY.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment in such matters.

May 23, 2008
Little Rock, Arkansas

THERMOENERGY CORPORATION
124 WEST CAPITOL AVE
SUITE 880
LITTLE ROCK, AR 72201

VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ThermoEnergy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THERM1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THERMOENERGY CORPORATION

Vote On Directors

	For All	Withhold All	For All Except
1. Election of two Directors to serve a three-year term until the 2011 Annual Meeting of Shareholders, or until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) ANDREW T. MELTON
02) ALEXANDER G. FASSBENDER

Vote On Proposals

	For	Against	Abstain
2. Approval of the ThermoEnergy Corporation 2008 Incentive Stock Plan.	☐	☐	☐
3. Ratification of the appointment of Kemp & Company as the independent public accountants of ThermoEnergy for the fiscal year 2008.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PROXY

THERMOENERGY CORPORATION — ANNUAL MEETING OF SHAREHOLDERS

JUNE 26, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis C. Cossey, with full power of substitution, as proxy of the undersigned, to vote all shares held of record by the undersigned or which the undersigned is entitled to vote, as designated on the reverse side and upon all subjects that may properly come before the meeting, at the Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held 10:00 a.m., local time, on June 26, 2008, and any adjournments and postponements of said meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR RATIFICATION OF KEMP & COMPANY AS THE INDEPENDENT PUBLIC ACCOUNTANTS AND FOR APPROVAL OF THERMOENERGY'S 2008 INCENTIVE STOCK PLAN AS SET FORTH IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Annex A

ThermoEnergy Corporation
2008 Incentive
Stock Plan

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. ThermoEnergy Corporation, a Delaware corporation (the “Company”), hereby adopts the “ThermoEnergy Corporation 2008 Incentive Stock Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in that success.

1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award of an Incentive Stock Option be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

i.
if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”));

ii.
if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

iii.
if any Person becomes, after the date this Plan is adopted, a beneficial owner directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s Voting Stock;

iv.	the dissolution or liquidation of the Company is approved by its stockholders; or

v.
if the members of the Board as of the date this Plan is adopted (the “Incumbent Board”) cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the Compensation Committee of the Company’s Board of Directors, or such other committee appointed from time to time by the Board of Directors to administer the Plan. The full Board of Directors, in its discretion, may act as the Committee under the Plan, whether or not a Committee has been appointed, and shall do so with respect to grants of Awards to non-employee Directors. The Committee may delegate to one or more members of the Committee or officers of the Company, individually or acting as a committee, any portion of its authority, except as otherwise expressly provided in the Plan. In the event of a delegation to a member of the Committee, officer or a committee thereof, the term "Committee" as used herein shall include the member of the Committee, officer or committee with respect to the delegated authority. Notwithstanding any such delegation of authority, the Committee comprised of members of the Board of Directors and appointed by the Board of Directors shall retain overall responsibility for the operation of the Plan.

2.8 “Company” means ThermoEnergy Corporation, a Delaware corporation, together will all subsidiaries thereof, and any successor thereto as provided in Article 16 hereof.

2.9 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, or the date the Company or any of its Subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.10 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be treated as an Employee under the Plan.

2.11 “Disability” shall mean a condition whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical impairment which can be expected to result in death or which is or can be expected to last for a continuous period of not less than twelve months, all as verified by a physician acceptable to, or selected by, the Company.

2.12 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13 “Employee” means any employee of the Company or its Subsidiaries.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 “Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reported by the exchange or other trading system on which Shares are primarily traded or, if deemed appropriate by the Committee for any reason, the fair market value of Shares shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any Share be less than its par value.

2.16 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.17 “Insider” shall mean an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.18 “Key Employee” shall mean, with respect to the Company, an individual as defined in Code Section 416(i) (without regard to paragraph (5) thereof).

2.19 “Non-Employee Director” shall mean any member of the Board of who is neither (i) an employee of the Company nor (ii) a member of the immediate family of an employee of the Company.

2.20 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Participant” means an Employee, Director or consultant who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.24 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25 “Performance Share” means an Award granted to a Participant, as described in Article 9 hereof.

2.26 “Performance Unit” means an Award granted to a Participant, as described in Article 9 hereof.

2.27 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

2.28 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder, including a “group” as defined in Section 13(d) thereof and the rules promulgated.

2.29 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

2.30 “Shares” means shares of the Company’s common stock, par value $0.001 per share.

2.31 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 hereof.

2.32 “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company, directly or indirectly, has a majority voting interest. With respect to Incentive Stock Options, “Subsidiary” means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by a Subsidiary that is a “subsidiary corporation” within the meaning of Code Section 424(d) and the rules thereunder.

2.33 “Ten Percent Shareholder” means an employee who at the time an ISO is granted owns Shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company or any Subsidiary, within the meaning of Code Section 422.

Article 3. Administration

3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company. For purposes of making Awards intended to qualify for the Performance Based Exception under Code Section 162(m), to the extent required under such Code Section, the Committee shall be comprised solely of two or more individuals who are “outside directors”, as that term is defined in Code Section 162(m) and the regulations thereunder.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees, Directors and consultants who shall be offered the opportunity to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that it deems necessary or advisable for the administration of the Plan. As permitted by law and the terms of the Plan, the Committee may delegate its authority herein. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Ten Million Shares (10,000,000). Any Shares covered by an Award (or portion of an Award) granted under the Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Shares may be authorized, unissued shares or Treasury shares. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The following limitations shall apply to the grant of any Award to a Participant in a fiscal year:

(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options pursuant to Awards granted in any one fiscal year to any one Participant shall be 500,000.

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights pursuant to Awards granted in any one fiscal year to any one Participant shall be 500,000.

(c)	Restricted Stock: The maximum aggregate of Shares that may be granted with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 250,000.

(d)
Performance Shares/Performance Units Awards: The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the Fair Market Value of 250,000 Shares (measured on the date of grant); the maximum aggregate amount awarded with respect to Performance Units to any one Participant in any one fiscal year may not exceed $250,000.

4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, (i) the number and class of Shares reserved for issuance to Participants under the Plan, (ii) the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and (iii) the Award limits set forth in Section 4.1, shall be proportionately adjusted in such manner as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that (i) no such adjustment shall be authorized if, and to the extent that, such adjustment would result in an accounting charge for any affected outstanding Awards in accordance with Financial Accounting Standard No. 123R (Accounting for Share Based Compensation) or (ii) unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent inconsistent with the Plan’s or any Award’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and consultants of the Company and its Subsidiaries.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award, provided that Incentive Stock Options shall only be awarded to Employees of the Company or its Subsidiaries.

5.3 Stock Options for Non-Employee Directors.

(a)
Each person who, subsequent to the Effective Date, is for the first time elected or appointed to the Board and who qualifies, at such time, as a Non-Employee Director, shall automatically be granted a Nonqualified Stock Option to purchase 30,000 Shares, effective as of the date of his or her election or appointment to the Board, on the terms and conditions set forth in the Plan, at an Option Price equal to the Fair Market Value of a Share on the date of grant or, if the date of the grant is not a business day on which the Fair Market Value can be determined, on the last business day preceding the date of grant on which the Fair Market Value can be determined.

(b)
Each Non-Employee Director who is re-elected as a director at an annual meeting of stockholders or who continues to serve a term that has not expired shall be granted an additional Nonqualified Stock Option to purchase 30,000 Shares, on the terms and conditions set forth in the Plan, at an option price per share equal to the Fair Market Value of a Share on the date of such annual meeting.

(c)
All Options granted to Non-Employee Directors pursuant to this Section 5.3 shall vest and become fully exercisable on the date of the first annual meeting of stockholders occurring after the end of the fiscal year of the Company during which such Option was granted. All Options granted to Non-Employee Directors pursuant to this Section 5.3 shall expire on the tenth (10th) anniversary of the date of grant, subject to earlier termination as provided in Article 12.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the per-share exercise price shall not be less than the Fair Market Value of the Shares on the date of grant.

The Option Price for each Option shall equal the Fair Market Value of the Shares at the time such option is granted. If an ISO is granted to a Ten Percent Shareholder the Option Price shall be at least 110 percent (110%) of the Fair Market Value of the Shares subject to the ISO.

6.4 Duration of Options. Except as otherwise provided in this Plan, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, provided that an ISO must expire no later than the tenth (10th) anniversary of the date the ISO was granted. However, in the case of an ISO granted to a Ten Percent Shareholder, the ISO by its terms shall not be exercisable after the expiration of five (5) years from the date such ISO is granted.

6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares.

Upon the exercise of any Option, the Option Price for the Shares being purchased pursuant to the Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) subject to the Committee’s approval, by delivery of previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are delivered must have been held by the Participant for at least six (6) months prior to their delivery to satisfy the Option Price); or (c) by a combination of (a) and (b); or (d) by any other method approved by the Committee in its sole discretion. Unless otherwise determined by the Committee, the delivery of previously acquired Shares may be done through attestation. No fractional shares may be tendered or accepted in payment of the Option Price.

Unless otherwise determined by the Committee, cashless exercises are permitted pursuant to Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Nontransferability of Options.

(a)
Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

(b)
Nonqualified Stock Options. Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant.

6.9 Special Limitation on Grants of Incentive Stock Options. No ISO shall be granted to an Employee under the Plan or any other ISO plan of the Company or its Subsidiaries to purchase Shares as to which the aggregate Fair Market Value (determined as of the date of grant) of the Shares which first become exercisable by the Employee in any calendar year exceeds $100,000. To the extent an Option initially designated as an ISO exceeds the value limit of this Section 6.9 or otherwise fails to satisfy the requirements applicable to ISOs, it shall be deemed a NQSO and shall otherwise remain in full force and effect.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a SAR shall equal the Fair Market Value of a Share on the date of grant.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price of the SAR; by

(b)	The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.

7.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3 Transferability. Except as provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant.

8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. Unless the Committee determines otherwise at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) shall, unless the Committee determines otherwise at the time of grant, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units/Shares Awards. Subject to the terms of the Plan, Performance Units and/or Performance Shares Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Award Agreement. At the Committee’s discretion, each grant of Performance Units/Shares Awards may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures, if any, applicable to the Award, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

9.3 Value of Performance Units/Shares Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

9.4 Earning of Performance Units/Shares Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares Awards shall be entitled to receive a payout based on the number and value of Performance Units/Shares Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5 Form and Timing of Payment of Performance Units/Shares Awards. Payment of earned Performance Units/Shares Awards shall be as determined by the Committee and, if applicable, as evidenced in the related Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares Awards at the close of the applicable Performance Period. Such Shares may be delivered subject to any restrictions deemed appropriate by the Committee. No fractional shares will be issued. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or the resolutions establishing the Award.

Unless otherwise provided by the Committee, Participants holding Performance Units/Shares shall be entitled to receive dividend units with respect to dividends declared with respect to the Shares represented by such Performance Units/Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 hereof, as determined by the Committee.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares Awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Performance Measures

Unless and until the Committee proposes for shareholder vote and the Company’s shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(d)	Gross revenues;

(e)	Gross margins;

(f)	EBITDA; and

(g)	Any of the above measures compared to peer or other companies.

Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.

Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 11. Rights of Participants

11.1 Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the Company’s or its Subsidiaries’ employ, or as a Director, or interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or directorship at any time.

11.2 Participation. No Employee, Director or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3 Rights as a Stockholder. Except as provided in Sections 8.5, 8.6 and 9.5 or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

Article 12. Termination of Employment/Directorship

Upon termination of the Participant's employment or directorship for any reason other than Disability or death, an Award granted to the Participant may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the Award or the expiration of three (3) months after the date of termination but only if, and to the extent that, the Participant was entitled to exercise the Award at the date of termination. All Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of termination (other than a termination by reason of Disability or death) shall terminate and be forfeited immediately on the date of termination. If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, all Awards or any portion thereof not yet vested or exercisable or whose Period of Restriction has not expired as of the date of a Participant’s Disability or death shall become immediately vested and/or exercisable on the date of termination due to Disability or death. If the employment or directorship of a Participant terminates by reason of the Participant's Disability or death, the Participant (or, if appropriate, the Participant's legal representative or permitted transferee) may exercise such Participant’s rights under any outstanding Award at any time on or prior to the earlier of the expiration date of the Award or the expiration of six (6) months after the date of Disability or death.

Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling an Employee to reemployment in a comparable position by law or rule shall not constitute a termination of employment for purposes of the Plan unless the Employee does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or rule. For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a Subsidiary). In the case of a consultant, the meaning of “termination” or “termination of employment” includes the date that the individual ceases to provide services to the Company or its Subsidiaries. In the case of a nonemployee director, the meaning of “termination” includes the date that the individual ceases to be a director of the Company or its Subsidiaries.

Notwithstanding the foregoing, the Committee shall have the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document.

An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article 13. Change in Control

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, or unless the Committee shall otherwise specify in the Award Agreement, the Board, in its sole discretion, may:

(a)
elect to terminate Options or SARs in exchange for a cash payment equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR has vested exceeds the exercise price with respect to such Shares;

(b)
elect to terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his or her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated;

(c)
permit Awards to be assumed by a new parent corporation or a successor corporation (or its parent) and replaced with a comparable Award of the parent corporation or successor corporation (or its parent);

(d)	amend an Award Agreement or take such other action with respect to an Award that it deems appropriate; or

(e)	implement any combination of the foregoing.

Article 14. Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

14.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.3 Shareholder Approval Required for Certain Amendments. Shareholder approval will be required for any amendment of this Plan that does any of the following: (a) increases the maximum number of Shares subject to this Plan; (b) changes the designation of the class of persons eligible to receive ISOs under this Plan; or (c) modifies this Plan in a manner that requires shareholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

Article 15. Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Section 15 by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SARs, (ii) the date of payment, in the case of Performance Units/Shares, and (iii) the expiration of the Period of Restriction in the case of Restricted Stock. Any election made under this Section 15 may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 17. General Provisions

17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.5 Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

17.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.7 No Additional Rights. Neither the Award nor any benefits arising under this Plan shall constitute part of an employment contract between the Participant and the Company or any Subsidiary, and accordingly, subject to Section 14.2, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company for severance payments.

17.8 Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

17.9 Governing Law. The Plan and each Award Agreement shall be governed by the laws of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Little Rock, Arkansas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.10 Compliance with Code Section 409A. No Award that is subject to Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, with respect to any Award subject to Section 409A, distributions on account of a separation from service may not be made to Key Employees before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).

Dated as of May 7, 2008	ThermoEnergy Corporation

	By:	/s/ Andrew T. Melton
Andrew T. Melton, Secretary

Date of Shareholder Approval: __________